Exhibit 3(ii)
2003
AMENDED AND RESTATED BY-LAWS
OF
CAMCO FINANCIAL CORPORATION
ARTICLE ONE
OFFICES
     Section 1.01. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware or such other place in the State of Delaware as the Directors may designate from time to time by resolution.
     Section 1.02. Business Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE TWO
MEETINGS OF STOCKHOLDERS
     Section 2.01. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Cambridge, State of Ohio at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2.02. Annual Meeting. Annual meetings of stockholders, commencing with the year 1988 shall be held on the fourth Tuesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at three o’clock p.m. (local time at the place of meeting), or at such other date or time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, for the election of directors and to transact such other business as may properly be brought before the meeting.
     Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty (60) days before the date of the meeting.
     Section 2.04. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 2.05. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called only as provided in the certificate of incorporation.
     Section 2.06. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
     Section 2.07. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     Section 2.08. Quorum. The holders of not less than a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present in person or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting.
     Section 2.09. Vote Required. At all meetings for the election of directors at which a quorum is present, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the stockholders at a meeting at which a quorum is present shall be decided by the vote of the holders of a majority of the stock having voting power, represented in person or by proxy, unless the matter is one upon which a different vote is required by express provision of the statutes, the certificate of incorporation or the by-laws, in which case such express provision shall govern and control the decision of such matter.
     Section 2.10. Voting Rights. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.
     Section 2.11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent and dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
     Section 2.12. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be taken pursuant to a vote of such stockholders at an annual or special meeting of such stockholders that is duly held pursuant to notice. No action required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of such stockholders may be taken pursuant to one or more consents in writing signed by the holders of all or any other portion of the outstanding stock entitled to vote on such action.
ARTICLE THREE
DIRECTORS
     Section 3.01. Number of Directors. The authorized number of directors may be fixed or changed from time to time and at any time by a resolution adopted by a majority of the whole authorized number of directors, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. Until changed in accordance with law, the total authorized number of directors shall be nine (9). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03 of the by-laws.
     Section 3.02. Classification and Term of Directors. The directors shall be divided into three classes. If the authorized number of directors is increased or decreased at any time, the directors may, by a resolution adopted by the whole authorized number of directors, determine the number of directors to be added or subtracted, as the case may be, from any class or classes of directors, and the effect of such increase or decrease on each class need not be uniform; provided, however, that the authorized number of directors of any class shall not exceed by more than four (4) the authorized number of directors of any other class. The election of each class of directors shall be a separate election. The term of office of the three directors who shall be elected at the annual meeting of stockholders for 1977 shall expire at the annual meeting of stockholders for 1980; the term of office of Larry A. Caldwell, David A. Kesterson and John H. Heiby, who were elected as directors at the annual meeting of stockholders for 1976, shall expire at the annual meeting of stockholders for 1979; and the term of office of Carl L. Ariker, J.D. Knapp, M.D. and Robert S. Moorehead, who were elected as directors at the annual meeting of stockholders for 1975, shall expire at the annual meeting of stockholders for 1978; and at each annual meeting of stockholders commencing with the year 1978, directors shall be elected to succeed the directors of the class whose terms shall expire in that year, each to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year; provided, however, that each director elected at any time shall hold office until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal.
     Section 3.03. Vacancies. Vacancies, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
     Section 3.04. Authority of Board of Directors. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by the by-laws directed or required to be exercised or done by the stockholders.
     Section 3.05. Place of Meetings. All meetings of the board of directors, both regular and special, may be held at the principal office of the corporation in Cambridge, Ohio or at any other place within or without the State of Delaware.
     Section 3.06. Regular Meetings. A regular meeting of the board of directors shall be held immediately following the adjournment of each annual meeting of stockholders at which directors are elected, and notice of such meeting need not be given. Additional regular meetings of the board of directors may be held at such other times and places as may from time to time be determined by resolution by the board of directors, and notice of any such additional regular meeting need not be given.
     Section 3.07. Special Meetings. Special meetings of the board of directors may be called only by the president upon his causing one (1) days’ notice thereof to be given to each director, either personally or by mail or by telegram. Special meetings of the board of directors shall be called by the president or secretary in like manner and upon the giving of like notice on the written request of two directors.
     Section 3.08. Quorum. At all meetings of the board a majority of the number of directors in office, but in no case less than one-third (1/3) of the total number of directors authorized by, or in the manner provided in, the certificate of incorporation or the by-laws, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by the by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
     Section 3.09. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or the by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 3.10. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall, unless otherwise specifically provided in the resolution of the board of directors, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation [except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation], adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation: and, unless otherwise specifically provided in the resolution of the board of directors, the by-laws, or the certificate of incorporation, such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
     Section 3.11. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
     Section 3.12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 3.13. Qualifications of Directors.
     1. No person shall serve or be appointed, nominated or elected as a Director of the corporation after having attained the age of seventy (70) years.

     2. No person shall serve or be appointed, nominated or elected as a Director of the corporation who is not the holder of record of at least one hundred (100) shares of its issued and outstanding common stock.
     3. Any nominee for election as a Director of the corporation may be proposed only by the Board of Directors or by any stockholder entitled to vote for the election of such person as a Director. No person, other than a nominee proposed by the Board of Directors, may be nominated for election, or elected, as a Director of the corporation unless such person shall have been proposed as a Director in a written notice from a stockholder entitled to vote for the election of such person as a Director, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the corporation at its principal office. In the case of a nominee proposed for election as a Director at an annual meeting of stockholders, such written notice of a proposed nominee must be received by the Secretary of the corporation on or before the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of stockholders of the corporation held for the election of Directors. In the case of a nominee proposed for election as a Director at a special meeting of stockholders at which Directors are to be elected, such written notice of a proposed nominee must be received by the Secretary of the corporation no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to stockholders. Each such written notice of a proposed nominee shall set forth (i) the name, age, business and residence addresses of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of each class of shares of the stock of the corporation owned beneficially and/or of record by each such nominee and the length of time such shares have been so owned.
     4. If a stockholder shall attempt to nominate one or more persons for election as a Director at any meeting of stockholders at which one or more Directors are to be elected without having identified each such person in a written notice given as contemplated by, and/or without having provided therein the information specified in, paragraph (3) of this Section 3.13, each such attempted nomination shall be invalid and shall be disregarded unless the person acting as chairman of the meeting determines, in his sole discretion, that acceptance of such nomination is unlikely to affect the results of such election and should accordingly be accepted as a courtesy.
     5. Nothing contained in this Section 3.13 shall be construed to prohibit the Board of Directors to fix powers or voting or other rights of the preferred stock, or of any series of the preferred stock, of the corporation that are inconsistent with the provisions of this Section 3.13, and if the terms and provisions fixing the powers or voting or other rights of any such stock shall be inconsistent with the provisions of this Section 3.13, the terms and provisions of such powers or voting or other rights shall govern and control.
ARTICLE FOUR
NOTICES
     Section 4.01. Form of Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of the by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.
     Section 4.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the certificate of incorporation or of the by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE FIVE
OFFICERS
     Section 5.01. Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president, who must be a director; a vice-president; a secretary; a treasurer and such additional officers and assistant officers as the directors may from time to time elect. The board of directors may elect a chairman of the board, who must be a director. Any number of offices may be held by the same person, unless the certificate of incorporation or the by-laws otherwise provide.
     Section 5.02. Term. Any officer of the corporation shall hold office at the pleasure of the board of directors and until his successor is elected and qualified, or until his earlier death, resignation or removal.
     Section 5.03. Additional Officers and Agents. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
     Section 5.04. Compensation. The compensation of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 5.05. Removal of Officers. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
     Section 5.06. Duties of the Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the directors at which he is present.
     Section 5.07. Duties of the President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there is no chairman of the board, at all meetings of the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 5.08. Duties of the Vice-President. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
     Section 5.09. Duties of the Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
     Section 5.10. Duties of the Assistant Secretary. The assistant secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
     Section 5.11. Duties of the Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
     If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 5.12. Duties of the Assistant Treasurer. The assistant treasurer, if any, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE SIX
STOCK AND STOCKHOLDERS
     Section 6.01. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman of the board or the president or a vice-president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares owned by him in the corporation, which certificate may, at the option of the corporation, bear such recitals as are required or permitted by law. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 6.02. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not (i) be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, or (ii) precede the date upon which the resolution fixing such record date is adopted by the board of directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     Section 6.03. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for such calls and assessments as are permitted by statute a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.
     Section 6.04. Transfers. Where a certificate evidencing stock of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:
1.	an appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

2.	reasonable assurance is given that the indorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

3.	all applicable laws relating to the collection of transfer or other taxes have been complied with; and

4.	the corporation or its agents are not otherwise required or permitted to refuse to register such transfer.
     Section 6.05. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing stock of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the board of directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:
1.	so requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

2.	files with the corporation, unless waived by the board of directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sum as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate: and

3.	satisfies any other reasonable requirements which may be imposed by the board of directors, in their discretion.
ARTICLE SEVEN
INDEMNIFICATION AND INSURANCE
     Section 7.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation, and any officer (other than an assistant officer) or director (i) of a subsidiary of the corporation or (ii) of a subsidiary of any such subsidiary, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 7.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 7.02. Court-Approved Indemnification. Anything contained in the by-laws or elsewhere to the contrary notwithstanding:
          (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas of Franklin County, Ohio or such other court shall deem proper; and
          (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 7.02.
     Section 7.03. Indemnification for Expenses. Anything contained in the by-laws or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 7.04. Determination Required. Any indemnification required under Section 7.01 and not precluded under Section 7.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 7.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the stockholders under division (C) of this Section 7.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by stockholders under division (C) of this Section 7.04 shall be evidence in rebuttal of the presumption recited in Section 7.01.
     Section 7.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 7.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
          (A) if it shall ultimately be determined as provided in Section 7.04 that he is not entitled to be indemnified by the corporation as provided under Section 7.01; or
          (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 7.06. Article Seven Not Exclusive. The indemnification provided by this Article Seven shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the certificate of incorporation or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 7.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Seven.
     Section 7.08. Certain Definitions. For purposes of this Article Seven, and as examples and not by way of limitation:
          (A) a person claiming indemnification under this Article Seven shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
          (B) references to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and references to “a subsidiary of the corporation” shall include another corporation if securities representing at least a majority of the voting power of such other corporation are owned by the corporation; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article Seven.
     Section 7.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Seven may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

ARTICLE EIGHT
MISCELLANEOUS
     Section 8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 8.02. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
     Section 8.03. Fiscal Year. The fiscal year of the corporation may be fixed by resolution of the board of directors.
     Section 8.04. Seal. The corporate seal, if any, may have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE NINE
AMENDMENTS
     Section 9.01. Amendments. The by-laws of the corporation may be adopted, altered, amended or repealed only as provided in the certificate of incorporation.

RESOLUTIONS ADOPTED BY THE
BOARD OF DIRECTORS OF
CAMCO FINANCIAL CORPORATION
May 24, 2005
RESOLVED, that Section 3.03 of the Corporation’s Bylaws be amended and restated in its entirety to provide as follows:
Section 3.03. Vacancies. Vacancies, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
FURTHER RESOLVED, that Section 3.01 of the Corporation’s Bylaws be amended to provide that the number of directors of the Corporation be increased from nine to ten and that the newly created vacancy be included in the class of directors whose terms currently expire in 2006.

RESOLUTIONS ADOPTED BY THE
BOARD OF DIRECTORS OF
CAMCO FINANCIAL CORPORATION
June 27, 2006
     RESOLVED, that Section 3.13, paragraph 2 of the Corporation’s Bylaws be amended and restated in its entirety to provide as follows:
2. Each new Director should acquire at least 1,000 shares of the corporation’s stock during his or her first year of service on the Board. the Board believes that each Director who has served on the board of directors for at least five years should, at a minimum, own 5,000 shares of corporation stock or have invested $75,000 in corporation stock, and maintain this minimum investment throughout his or her service on the board. The board of directors may grant exceptions to this requirement.